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Proxy Statement Pursuant to Section 14(a)

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AARON’S, INC.

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FOR IMMEDIATE RELEASE

Aaron’s, Inc. Receives Strong Support From Franchisees

ATLANTA, April 16, 2014 – Aaron’s, Inc. (NYSE: AAN), the leading lease-to-own specialty retailer that offers flexible payment options for credit-challenged individuals, today announced that it has received strong support from its franchisees in connection with the Company’s acquisition of Progressive Finance Holdings, LLC (“Progressive”), and Aaron’s new strategic plan.

In connection with these announcements, Aaron’s held a conference call and meetings with its franchisees where it outlined the significant benefits the Progressive acquisition will have for franchisees and reiterated the Company’s commitment to supporting the franchisee community as it works to grow and develop the Aaron’s brand. Franchisees made the following comments:

Dave Edwards, President and Chief Operating Officer, SEI and Aaron’s Franchisee Board Member (106 stores)

•	“The Progressive acquisition moves Aaron’s quantum leaps forward. Progressive has already proven they can attract a customer electronically and Progressive’s ability to approve a customer online is a more quantifiable way to qualify a customer. This gives us the opportunity down the road to be more things to more people.”

Mark Connelly, Vice President of Development, Arona Corp. and Aaron’s Franchisee Board Member (51 stores)

•	“There’s a lot of excitement and Aaron’s is really listening to the franchisees and getting our input and including us on decision making. We feel that we’re being listened to and taken seriously.”

•	“The customer base is telling us there is a need to grow our online presence. We hope it will be a win-win for all involved – growth for everyone and the opportunity to bring new product lines, and more options and selections for customers.”

Mitch Raines, Franchise Principal, Natural State Leasing Corp (12 stores)

•	“Steve Michaels being named President rallies the troops and brings vision and excitement back to the company.”

•	“I am excited about my franchise business and where it is headed and excited about how Progressive’s knowledge can enhance our online business.”

Todd Wilkins, Franchise Principal, Fairway Leasing (10 stores)

•	“Progressive will help us broaden and expand our customer base. There are millions who fit our demographic who are not walking into our stores. We can leverage this acquisition to get them into our stores or online to become our customers.”

•	“Aaron’s is continuing to stay out in front in a changing industry. Online is a huge piece of this strategy. The Progressive acquisition will provide Aaron’s with a much improved online presence and online transaction opportunities.”

•	“With Michael P. Ryan working with the franchise community, it has resulted in an immediate impact. We’ve seen positive changes and better communication between franchisees and the management team.”

Greg Ponte, Franchise Principal, Armco, LLC (5 stores)

•	“We help our customers own it and we do it better than others in the industry. Today we have an opportunity to own the future. Aaron’s has taken off running now and it brings a ton of energy which fires everyone up in the field.”

Ron Allen, Chief Executive Officer of Aaron’s, said, “We appreciate the statement of support from our franchisees, who are key to our business. We look forward to continuing to listen to their ideas and working together for the future success of Aaron’s.”

As previously announced on April 15, 2014, Aaron’s acquired Progressive, a merchandise lease-to-own company, which provides Aaron’s with an important entry point into the rapidly-growing virtual rent-to-own market. In addition, Aaron’s announced a new strategic plan to renew focus on same store revenue growth for Aaron’s core store portfolio; refine and grow the Company’s online platform; drive cost efficiency to recapture margin; moderate growth in new company-operated stores; and strengthen and grow the franchise store base.

About Aaron’s, Inc.

Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, has more than 2,130 Company-operated and franchised stores in 48 states and Canada. Founded in 1955 by entrepreneur and Chairman Emeritus R. Charles Loudermilk, Sr. and headquartered in Atlanta, Aaron’s has been publicly traded since 1982. For more information, visit www.aarons.com. Aaron’s, Inc. includes the Aarons.com and ShopHomeSmart.com brands.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company will be filing documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2014 Annual Meeting of Shareholders, including the filing by the Company of a proxy statement. SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ACCOMPANYING PROXY CARD FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain these documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov, and at the Investor Relations section of the Company’s website, http://www.aarons.com. The final Proxy Statement for the 2014 Annual Meeting of Shareholders will be mailed to shareholders of the Company.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning such participants and their direct or indirect interests, including their beneficial ownership in the Company, is available in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders filed with the SEC on April 8, 2013, and will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting of Shareholders when it becomes available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is also included in their respective SEC filings on Forms 3, 4 and 5. Shareholders are advised to read the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron’s, Inc.’s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions of Aaron’s that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include: changes in general economic conditions; the impact of competition; the impact of litigation; changes to customer demand; Aaron’s ability to maintain customer privacy and information security; the cost and time required of Aaron’s management and employees and general disruption to Aaron’s operations associated with responding to any potential proxy contest; the ability to achieve expected synergies and operating efficiencies from the acquisition; the ability to successfully integrate Progressive’s operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the acquisition may be lower than expected; operating costs, customer loss and business disruption may be greater than expected following the acquisition; the retention of certain key employees at Progressive; the amount of the costs, fees, expenses and charges related to the acquisition, and the risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Aaron’s assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Contact:

Gilbert L. Danielson

Executive Vice President, Chief Financial Officer

404-231-0011

Garet Hayes

Director of Public Relations

678-402-3863

Steve Frankel / Tim Lynch / James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449